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                                                                     Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement"), dated as of March 31, 1998, is entered into by and among SUPERSHUTTLE INTERNATIONAL, INC., a Delaware corporation (the "Company"), the stockholders of SOUTHERN SHUTTLE SERVICES, INC., a Florida corporation ("Southern") as listed on Exhibit A attached hereto (the "Southern Stockholders"), and the stockholder of AAA WHEELCHAIR WAGON SERVICE, INC., a Florida corporation ("AAA"), LIMOUSINES OF SOUTH FLORIDA, INC., a Florida corporation ("Limousines"), A1A SNOWBIRD LEASING, INC.., a Florida corporation ("A1A") and WHEELCHAIR AMBULANCE OF HOLLYWOOD, INC., a Florida corporation ("Ambulance") as listed on Exhibit B attached hereto (the "AAA Stockholder", and together with the Southern Stockholders collectively, the "Stockholders").

         WHEREAS, the Company has entered into a Stock Purchase Agreement dated as of the date hereof, by and among the Company, Southern, and the Southern Stockholders (the "Southern Purchase Agreement") pursuant to which the Southern Stockholders shall receive an aggregate of 978,882 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company;

         WHEREAS, the Company has entered into a Stock Purchase Agreement dated as of the date hereof, by and among the Company, AAA, Limousines, A1A, Ambulance and the AAA Stockholder (the "AAA Purchase Agreement", and collectively with the Southern Purchase Agreement, the "Purchase Agreements") pursuant to which the AAA Stockholder shall receive an aggregate of 419,521 shares of Common Stock of the Company; and

         WHEREAS, pursuant to the terms of the Purchase Agreements, Company has agreed to provide the Stockholders with certain registration rights with respect to such shares in connection with a contemplated initial registration of the Company's securities with the Commission (as defined in Section 9 below) for sale to the public (the "Public Offering");

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:


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1.       Required Registration.

         a. If within twelve months of the effective date of the Company's initial registration for its Public Offering (the "Time Period") the Company has not filed and caused to be declared effective a Registration Statement (as defined in Section 9 below) so that all the shares of the Common Stock issued to the Stockholders are eligible to be offered and sold under the Securities Act (as defined in Section 9 below), the holder(s) of a majority of the Registrable Shares (as defined in Section 9 below), provided that the Company is eligible to register securities on Form S-3, shall have the right, any time after the Time Period, to request registration (a "Demand Registration") under the Securities Act, of any and all Registrable Shares, upon the terms, and subject to the conditions, set forth herein. The Company covenants and agrees to timely file all reports required to be filed by the Company pursuant to the Exchange Act (as defined in Section 9 below) during the term of this Agreement.

         b. One or more Stockholders holding a majority of the Registrable Shares (the "Initiating Stockholders") may elect to exercise the right to request a Demand Registration pursuant to this Section 1 by furnishing the Company with written notice thereof (a "Demand Notice"). Upon receipt by the Company of a Demand Notice, the Company shall promptly notify each other Stockholder in writing of the Demand Notice received by the Company. Upon receipt of such notice from the Company (the "Company Notice"), each such Stockholder may give the Company a written request to register all or some of such Stockholder's Registrable Shares in the registration described in the Company Notice, provided that such written request is received within twenty
(20) days after the date on which the Company Notice is given (with such request stating (i) the amount of Registrable Shares to be included, (ii) such Stockholder's intended method of distribution of such Registrable Shares and
(iii) any other information reasonably requested by the Company to properly effect the registration of such Registrable Shares). The Company shall as soon as practicable after the date on which the Company Notice is given, but in no event less than 20 days from receipt of the Company notice and no more than 45 days from receipt by the Company of the Demand Notice, file with the Commission and use its commercially reasonable best efforts to promptly cause to become effective no later than 60 days from filing a Registration Statement on Form S-3 which shall cover the Registrable Shares specified in the Demand Notice and in any written request from any other Stockholder received by the Company within twenty (20) days from the date on which the Company Notice is received.

         c. The Registration Statement filed pursuant to the request of the Initiating Stockholders may, subject to the provisions of Section 1(d) below, include other securities of the Company which are held by persons who, by virtue of agreements entered into with the Company prior or subsequent to the date of this Agreement, are entitled to include their securities in such registration.

                  If the Selling Stockholders who own a majority of the Registrable Shares requesting registration, the public offering or distribution of Registrable Shares pursuant to a Demand Registration shall be pursuant to a firm commitment underwriting, the underwriters of which shall


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be an investment banking firm selected and engaged by the Company (subject to the approval of the Selling Shareholders, which approval shall not be unreasonably withheld).

                  If, by virtue of agreements with the Company, the holders of other securities of the Company (the "Other Holders") request and are entitled to inclusion in such registration, the Company shall, on behalf of all Stockholders, offer to the Other Holders that such other securities be included in the underwriting and may condition such offer on the acceptance by such Other Holders of the further provisions of this Section 1. The Company shall (together with all Stockholders and Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative of the underwriter or underwriters.

                  Notwithstanding any other provision of this Agreement, if the representative of the underwriter or underwriters advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Stockholders and Other Holders of securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities and such other securities that may be included in the registration and underwriting shall be allocated among the Stockholders and the Other Holders in such proportion as the respective number of shares each Stockholder and Other Holder requests to be included in such registration bears to the total number of shares all Stockholders and Other Holders request be included. All Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall not be included in such registration.

                  If any Stockholder or Other Holder of other securities entitled (upon request) to be included in such registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Stockholders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

         d. The Company shall be obligated to register Stockholder stock pursuant to this Section 1 on one occasion only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Stockholder stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have (i) become effective, or (ii) been withdrawn at the request of the Stockholders requesting such registration (other than solely as a result of material information concerning the business or financial condition of the Company which is made known to such Stockholders after the date on which registration was requested). In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within 180 days after the effective date of any other Registration Statement of the Company.


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         e.       If at the time of any request to register Registrable Shares pursuant to this Section 1, the Company is engaged or has fixed plans to engage within 30 days of the time of the Demand Notice in a registered public offering as to which the Stockholders may include Registrable Shares pursuant to Section 2, then the Company may at its option direct that such request be delayed for a period not in excess of 120 days from the effective date of such offering or 120 days from the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once.

2.       Piggy-back Registration.

         a. The holders of the Registrable Shares shall have piggy-back registration rights as provided for herein. Whenever the Company proposes to file a Registration Statement it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its reasonable best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders.

         b. If, by virtue of agreements with the Company, the Other Holders request and are entitled to inclusion in such registration, the Company shall, on behalf of all Stockholders, offer to the Other Holders that such other securities be included in the underwriting and may condition such offer on the acceptance by such Other Holders of the further provisions of this Section 2. The Company shall (together with all Stockholders and Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative of the underwriter or underwriters selected for such underwriting.

                  Notwithstanding any other provision of this Agreement, if the representative of the underwriter or underwriters advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Stockholders and Other Holders of securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities and such other securities that may be included in the registration and underwriting shall be allocated among the Stockholders and the Other Holders in such proportion as the respective number of shares each Stockholder and Other Holder requests to be included in such registration bears to the total number of shares all Stockholders and Other Holders request be included. All Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall not be included in such registration.

                  If any Stockholder or Other Holder of other securities entitled (upon request) to be included in such registration, disapproves of the terms of the underwriting, such person may elect


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to withdraw therefrom by written notice to the Company, the underwriter and the other Stockholders. The securities so withdrawn shall also be withdrawn from registration.

         c. The Company intends to register a certain number of currently unissued shares of its common stock in an initial public offering ("IPO"). If the Company and the managing underwriter or underwriters elect, in their sole and absolute discretion, to register shares of common stock owned by Mitch Rouse or Wilmington Cab Co. of California, Inc. or any holder of at least 25,000 shares of SuperShuttle common stock (as of the date of filing of the Form S-1 registration statement) for sale in the IPO, the Company shall provide the Stockholders notice of its intent to register such shares 25 days prior to the filing of the Form S-1 registration statement (the "Filing Date"). The Stockholders may elect to include a number of their shares of SuperShuttle common stock in the IPO by giving written notice to the Company no less than 20 days prior to the Filing Date of the number of shares requested to be included therein. If, in the opinion of the managing underwriter or underwriters, inclusion of all shares for which registration has been requested would adversely affect the marketing of the shares to be sold, the Company shall register (subject to the approval of the managing underwriter or underwriters) up to 125,000 shares of SuperShuttle common stock owned by Mitch Rouse or Wilmington Cab. Co. of California, Inc., up to 135,000 shares of SuperShuttle common stock owned by holders of less than 25,000 shares, and the number of shares to be registered of SuperShuttle common stock owned by any other holder of at least 25,000 shares shall be reduced pro rata among the requesting holders based on the number of shares of SuperShuttle common stock owned by such holders.

3. Registration Procedures. If and whenever the Company is required by the provisions of Section 1 of this Agreement to use its reasonable best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

         a. prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause that Registration Statement to become and remain effective;

         b. as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it but not more than one year after the effective date and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or one year after the effective date thereof;

         c. as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and


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         d.       as expeditiously as possible use its reasonable best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder.

                  If the Company has delivered preliminary or final prospectuses to the Selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company at the Company's sole cost and expense. The Company shall promptly provide the Selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

 4. Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement. For purposes of this Section 4, the term "Registration Expenses" shall mean all expenses to be incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing and shipping expenses, fees and expenses of counsel for the Company, state blue sky fees and expenses. Notwithstanding the foregoing, "Registration Expenses" shall not include any and all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities.

5.       Indemnification and Contribution.

         a. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Selling Stockholder of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will reimburse such Selling Stockholder, underwriter and each such


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controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement,
(i) in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof or (ii) which untrue statement was corrected by the Company and delivered to the Selling Stockholder prior to consummation of the sale by the Selling Stockholder resulting in such loss, claim, damage or liability.

         b. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that such statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by and on behalf of such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Selling Stockholders hereunder shall be limited to an amount equal to the proceeds to each Selling Stockholder of Registrable Shares sold in connection with such registration.

         c. Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5, except to the extent that such delay prejudices such indemnifying


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party. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

         d. If the indemnification provided for under this Section 5 is unavailable to or insufficient to hold the Indemnified Party harmless under subparagraphs (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Party on the other from the subject offering or distribution or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other hand shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution (after deducting expenses) received by the Indemnifying Party bears to the net proceeds of the offering or other distribution (after deducting expenses) received by the Indemnified Party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Company or the Selling Stockholder, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, the relative benefits received by each party from the sale of the Registrable Shares and any other equitable considerations appropriate under the circumstances. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6. Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 1 or


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2 hereof, the Company agrees to (i) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering, and (ii) provide such other documents and agreements customarily delivered by an issuer in an underwritten public offering, including, without limitation, customary opinions of counsel and accountant "cold comfort" letters.

7. Information by Stockholder. Each Stockholder including Registrable Shares in any registration shall furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. The Stockholders shall perform all acts reasonably necessary to effect the registration of the Registrable Shares.

8. Termination. All of the Company's obligations to register Registrable Shares under this Agreement shall terminate upon the rescission of the Purchase Agreements pursuant to Section 5.2 of such Purchase Agreements.

9. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

                  "Registration Expenses" means the expenses described in
Section 4.

                  "Registrable Shares" shall mean shares of Common Stock issued to the Stockholders pursuant to the Purchase Agreements and any other shares of capital stock of the Company issued to the Stockholders in respect of such shares as a result of stock splits, stock dividends, reclassification, recapitalizations, mergers, consolidations or similar events. References in this Agreement to amounts or percentages of Registrable Shares as of or on any particular date shall be deemed to refer to amounts or percentages after giving effect to any applicable events contemplated by the preceding sentence.


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                  "Registration Statement" shall mean any registration statement of the Company, including, without limitation, an initial Registration
Statement, on any form (to be selected by the Company) for which the Company then qualifies and which permits the secondary resale thereunder of Registrable Shares. The term Registration Statement shall also include all exhibits and financial statements and schedules and documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

                  "Selling Stockholder" shall mean any Stockholder whose Registrable Shares are included at the request of such Stockholder in any Registration Statement filed pursuant this Agreement.

                  "Stockholder" shall mean a Stockholder (as defined in the preamble to this Agreement) or any transferee of Registrable Shares, if such transferee has executed a counterpart hereof at the time of the transfer to such transferee, unless the Registrable Shares held by such transferee are acquired in a public distribution pursuant to a registration statement under the Securities Act.

10.      General.

         a. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by registered or certified mail, first class postage prepaid, return receipt requested, to the address of such parties set forth on the signature pages of this Agreement or such other future address as may be specified by any party by notice to all of the other parties. Such communications may also be given by personal delivery, by facsimile or by regular mail, but shall be effective only if and when actually received.

         b. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         c. Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Company and each of the Stockholders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. A party hereto may waive the performance of any covenant for its benefit (either generally or in a particular instance and either retroactively or prospectively), provided, however, that no such waiver shall be effective unless in writing and signed by such party.


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         d. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         e. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its principals of conflicts of law.

         f. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         g. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, assigns and transferees of each of the parties hereto.

         h. Effect of Termination. In the event of termination of this Agreement as provided in Section 8, this Agreement shall become void and there shall be no liability or further obligation hereunder on the part of the Company, Southern, AAA, Limousines, Ambulance or the Stockholders.


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         IN WITNESS WHEREOF, the Company and the Stockholders have executed this
Agreement as of the 31st day of March, 1998.


                                   COMPANY

                                   SUPERSHUTTLE INTERNATIONAL, INC.


                                   By:  /s/ Thomas C. LaVoy
                                        ----------------------------------------
                                        Thomas C. LaVoy, Chief Financial Officer

                                            Address for Notice:

                                            4610 South 35th Street
                                            Phoenix, AZ 85040
                                            Telecopy:  (602) 243-6446

                                            with a copy to:

                                            Squire, Sanders & Dempsey L.L.P.
                                            Two Renaissance Square
                                            40 North Central Avenue, Suite 2700
                                            Phoenix, AZ 85004
                                            Telecopy: (602)253-8129

                                   STOCKHOLDERS

                                   /s/ Mark Levitt
                                   --------------------------------------------
                                   Mark Levitt

                                   /s/ Karen Caputo
                                   --------------------------------------------
                                   Karen Caputo

                                   /s/ Robert Siedlecki
                                   --------------------------------------------
                                   Robert Siedlecki


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                                              Address for Notice:

                                              2595 N.W. 38th Street
                                              Miami, FL 33142
                                              Telecopy:  (305) _________

                                              With a copy to:

                                              Akerman, Senterfitt & Eidson, P.A.
                                              1 S.E. Third Ave., Suite 2800
                                              Miami, Florida 33131
                                              Attention: Jonathan L. Awner, Esq.


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
                                    EXHIBIT A


Southern Stockholders

Karen Caputo

Mark Levitt

Robert Siedlecki


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
                                    EXHIBIT B


AAA Stockholder

Karen Caputo


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